Exhibit 99.1

For Immediate Release

Eric Loughmiller

Executive Vice President and Chief Financial Officer

(317) 249-4254

eric.loughmiller@karauctionservices.com

KAR Auction Services, Inc. Reports Fourth Quarter

And Full Year 2009 Results and Files Fiscal 2009 Annual Report on Form 10-K

Carmel, IN, February 25, 2010 — KAR Auction Services, Inc. (NYSE: KAR), today reported its fourth quarter and annual financial results for the period ended December 31, 2009. For the fourth quarter of 2009, the company reported revenue of $417.9 million as compared with fourth quarter 2008 revenue of $396.2 million, an increase of 5%. Adjusted EBITDA for the fourth quarter of 2009 was $99.7 million as compared with fourth quarter 2008 Adjusted EBITDA of $57.5 million, an increase of 73%. Net income for the fourth quarter of 2009 was $5.3 million, or $0.05 per share, as compared with a net loss of $49.3 million, or $0.46 per share, in the fourth quarter of 2008. As shown in the attached reconciliation table, adjusted net income per share for the fourth quarter of 2009 was $0.15 versus an adjusted net loss per share of $0.33 for the fourth quarter of 2008.

For the year ended December 31, 2009, the company reported revenue of $1,729.6 million as compared with revenue of $1,771.4 million for the year ended December 31, 2008, a decrease of 2%. Adjusted EBITDA for the year ended December 31, 2009, rose to $425.9 million as compared with adjusted EBITDA of $393.5 million for the year ended December 31, 2008, an increase of 8%. Net income for the year ended December 31, 2009 was $23.2 million, or $0.21 per share, as compared with a net loss of $216.2 million, or $2.02 per share, for all of 2008. As shown on the attached reconciliation table, adjusted net income per share for 2009 was $0.76 versus $0.04 per share for the year ended December 31, 2008.

“KAR’s financial performance in 2009 is a reflection of our ability to continuously improve operations while simultaneously providing outstanding value to our customers,” said Jim Hallett, KAR Auction Services, Inc. Chief Executive Officer. “In addition to our solid operating results, during 2009, we completed KAR’s initial public offering, paid down $250 million of term loan debt, added two new facilities at Insurance Auto Auctions, kicked off our new dealer consignment initiative and significantly strengthened AFC’s operations.” Hallett added, “These actions, in tandem with our solid business model, position us well for continuing to grow our earnings and cash flow.”

2010 Outlook

KAR Auction Services, Inc. expects 2010 Adjusted EBITDA of $458 million—$465 million, net income per share of $0.40—$0.45 and adjusted net income per share of $0.90—$0.95. Adjusted net income per share represents GAAP net income per share excluding excess depreciation and amortization resulting from the buyout and acquisition, stock-based compensation and the loss on extinguishment of debt, net of taxes.

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Non-GAAP Financial Measures

The company provides historical and forward-looking non-GAAP measures, called EBITDA, Adjusted EBITDA, adjusted net income and adjusted net income per share as management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company’s results period over period and for the other reasons set forth before the attached tables that reconcile these measures with their respective most comparable financial measure calculated in accordance with GAAP.

Forward-looking non-GAAP guidance excludes stock-based compensation, stepped up depreciation and amortization expense that resulted from the 2007 revaluation of the company’s assets as well as one-time charges associated with the company’s January 2010 extinguishment of debt, net of taxes. Earnings guidance also does not contemplate future items such as business development activities (including acquisitions), strategic developments (such as restructurings or dispositions of assets or investments), significant litigation, and changes in applicable laws and regulations (including significant accounting and tax matters). The timing and amounts of these items are highly variable, difficult to predict, and of a potential size that could have a substantial impact on the company’s reported results for a period. Prospective quantification of these items is generally not practicable.

Earnings Conference Call Information

KAR Auction Services, Inc. will be hosting an earnings conference call and webcast on Friday, February 26, 2010 at 11:00 am EST (10:00 am CST). The call will be hosted by KAR Auction Services, Inc.’s Chief Executive Officer, Jim Hallett and Executive Vice President and Chief Financial Officer, Eric Loughmiller. The conference call may be accessed by calling 1-888-312-9846 and entering participant passcode 6465270, while the live webcast will be available at the investor relations section of www.karauctionservices.com.

A replay of the call will be available for two weeks via telephone starting approximately 30 minutes after the completion of the call. The replay may be accessed by calling 1-888-203-1112 and entering pass code 6465270. The archive of the webcast will also be available following the call and will be available at the investor relations section of www.karauctionservices.com for a limited time.

Company Files Fiscal 2009 Annual Report on Form 10-K

The company also announced that it has filed its Annual Report on Form 10-K which includes complete audited financial statements for the fiscal year ended December 31, 2009 with the Securities and Exchange Commission. The Form 10-K can be accessed on KAR’s website at www.karauctionservices.com. Alternatively, shareholders may receive a printed copy of the company’s Annual Report on Form 10-K free of charge upon request to KAR’s Investor Relations department.

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About KAR Auction Services, Inc.

KAR Auction Services, Inc. (NYSE: KAR) is the holding company for ADESA, Inc., a leading provider of wholesale used vehicle auctions whose operations span North America with 62 used vehicle sites, Insurance Auto Auctions, Inc., a leading salvage auto auction company whose operations span North America with 153 sites and Automotive Finance Corporation, a leading provider of floorplan financing to independent and franchised used vehicle dealers with 88 sites across North America. For further information on KAR Auction Services, Inc., ADESA, Inc., Insurance Auto Auctions, Inc. or Automotive Finance Corporation (AFC), visit the company’s Web site at www.karauctionservices.com.

Forward-Looking Statements

This press release includes information that constitutes forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the company’s Securities and Exchange Commission filings. Past results of the company are not necessarily indicative of its future results. The company does not undertake any obligation to update any forward-looking statements.

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KAR Auction Services, Inc.

Condensed Consolidated Statements of Operations

(In millions) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Operating revenues	$417.9	$396.2	$1,729.6	$1,771.4

Operating expenses
Cost of services (exclusive of depreciation and amortization)	242.2	260.1	997.3	1,053.0
Selling, general and administrative	90.3	98.5	364.6	383.7
Depreciation and amortization	42.5	45.5	172.4	182.8
Goodwill and other intangibles impairment	—	—	—	164.4

Total operating expenses	375.0	404.1	1,534.3	1,783.9

Operating profit (loss)	42.9	(7.9)	195.3	(12.5)

Interest expense	39.8	53.7	172.6	215.2
Other (income) expense, net	(2.3)	15.0	(11.6)	19.9

Income (loss) before income taxes	5.4	(76.6)	34.3	(247.6)

Income taxes	0.1	(27.3)	11.1	(31.4)

Net income (loss)	$5.3	$(49.3)	$23.2	$(216.2)

Net income (loss) per share – basic and diluted	$0.05	$(0.46)	$0.21	$(2.02)

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KAR Auction Services, Inc.

Condensed Consolidated Balance Sheets

(In millions) (Unaudited)

	December 31, 2009	December 31, 2008

Cash and cash equivalents	$363.9	$158.4
Restricted cash	9.3	15.9
Trade receivables, net of allowances	250.4	285.7
Finance receivables, net of allowances	150.3	158.9
Retained interests in finance receivables sold	89.8	43.4
Other current assets	78.2	90.4

Total current assets	941.9	752.7

Goodwill	1,528.1	1,524.7
Customer relationships, net of accumulated amortization	753.3	805.8
Intangible and other assets	344.8	352.7
Property and equipment, net of accumulated depreciation	683.2	721.7

Total assets	$4,251.3	$4,157.6

Current liabilities, excluding current maturities of debt	$416.8	$443.9
Current maturities of debt	225.6	4.5

Total current liabilities	642.4	448.4

Long-term debt	2,047.3	2,522.9
Other non-current liabilities	420.1	435.6
Stockholders’ equity	1,141.5	750.7

Total liabilities and stockholders’ equity	$4,251.3	$4,157.6

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KAR Auction Services, Inc.

EBITDA and Adjusted EBITDA Measures

EBITDA and Adjusted EBITDA Measures

EBITDA, Adjusted EBITDA and Adjusted EBITDA per the Credit Agreement, as presented herein, are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss) or any other performance measures derived in accordance with GAAP or substitutes for cash flow from operating activities as measures of our liquidity.

EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. We calculate Adjusted EBITDA and Adjusted EBITDA per the Credit Agreement by adjusting EBITDA for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal internal measures of performance used by them. Management uses the Adjusted EBITDA measure to evaluate our performance and to evaluate results relative to incentive compensation targets. Adjusted EBITDA per the Credit Agreement adds the pro forma impact of recent acquisitions, if applicable, to Adjusted EBITDA. This measure is used by our creditors in assessing debt covenant compliance and management believes its inclusion is appropriate to provide additional information to investors about certain covenants required pursuant to our senior secured credit facility and the notes. EBITDA, Adjusted EBITDA and Adjusted EBITDA per the Credit Agreement have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.

The following table reconciles EBITDA and Adjusted EBITDA to net income (loss) for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
(In millions), (Unaudited)	2009	2008	2009	2008

Net income (loss)	$5.3	$(49.3)	$23.2	$(216.2)
Add back:
Income taxes	0.1	(27.3)	11.1	(31.4)
Interest expense, net of interest income	39.7	53.5	172.2	213.4
Depreciation and amortization	42.5	45.5	172.4	182.8

EBITDA	87.6	22.4	378.9	148.6
Nonrecurring charges	2.0	12.0	17.3	40.8
Noncash charges	(1.3)	22.1	15.5	200.4
Advisory services	11.4	1.0	14.2	3.7

Adjusted EBITDA	$99.7	$57.5	$425.9	$393.5

Certain of the company’s loan covenant calculations require financial results for the most recent four consecutive fiscal quarters. The following table reconciles EBITDA, Adjusted EBITDA and Adjusted EBITDA per the Credit Agreement to net income (loss) for the periods presented:

	Three Months Ended				Year Ended December 31, 2009
(In millions) (Unaudited)	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009

Net income (loss)	$(3.5)	$12.8	$8.6	$5.3	$23.2
Add back:
Income taxes	(3.0)	9.6	4.4	0.1	11.1
Interest expense, net of interest income	46.4	46.8	39.3	39.7	172.2
Depreciation and amortization	46.0	42.3	41.6	42.5	172.4

EBITDA	85.9	111.5	93.9	87.6	378.9
Nonrecurring charges	5.9	4.4	5.0	2.0	17.3
Noncash charges	4.4	(1.8)	14.2	(1.3)	15.5
Advisory services	0.9	1.0	0.9	11.4	14.2

Adjusted EBITDA and Adjusted EBITDA per the Credit Agreement	$97.1	$115.1	$114.0	$99.7	$425.9

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KAR Auction Services, Inc.

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share

Management believes that due to the revaluation of its assets, and subsequent step up in depreciation and amortization expense that resulted from the 2007 Transactions, as well as stock-based compensation expense incurred in connection with service and exit options tied to the 2007 Transactions, that the Non-GAAP measures of adjusted net income and adjusted net income per share, provide comparability to companies that have not incurred these types of non-cash expenses. In addition, net income and net income per share for the year ended December 31, 2008 have been adjusted to exclude the effect of the $164.4 million charge for the impairment of goodwill and other intangibles at AFC.

The following table reconciles adjusted net income and adjusted net income per share to net income and net income per share for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
(In millions, except per share amounts)	2009	2008	2009	2008

Net income (loss)	$5.3	$(49.3)	$23.2	$(216.2)
Goodwill and other intangibles impairment	—	—	—	164.4
Stepped up depreciation and amortization expense, net of tax (1)	10.6	13.7	45.2	60.5
Stock-based compensation expense, net of tax (2)	0.5	0.3	13.4	(4.5)

Adjusted net income (loss)	$16.4	$(35.3)	$81.8	$4.2

Net income (loss) per share - diluted	$0.05	$(0.46)	$0.21	$(2.02)
Goodwill and other intangibles impairment	—	—	—	1.54
Stepped up depreciation and amortization expense, net of tax	0.10	0.13	0.42	0.57
Stock-based compensation expense, net of tax	—	—	0.13	(0.05)

Adjusted net income (loss) per share	$0.15	$(0.33)	$0.76	$0.04

Weighted average diluted shares	111.9	106.9	108.1	106.9

(1)	Stepped up depreciation and amortization expense was $16.8 million ($10.6 million net of tax) and $21.8 million ($13.7 million net of tax) for the three months ended December 31, 2009 and 2008. Stepped up depreciation and amortization expense was $72.0 million ($45.2 million net of tax) and $96.4 million ($60.5 million net of tax) for the year ended December 31, 2009 and 2008.
(2)	Stock-based compensation expense was $0.7 million ($0.5 million net of tax) and $0.4 million ($0.3 million net of tax) for the three months ended December 31, 2009 and 2008. Stock-based compensation expense was $16.4 million ($13.4 million net of tax) for the year ended December 31, 2009. For the year ended December 31, 2008, stock-based compensation resulted in income of $3.8 million ($4.5 million net of tax).

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